Exhibit 99.1

Worksport Ltd. ($WKSP) Announces Strong Q4 2024 Results, Beating Revenue Guidance; Recording a Substantial December Gross Margin increase

Company Reports Unaudited Quarterly Revenue of $2.93 Million, Year-End Revenue Beat, Top-Line of $8.5 Million; Expects Further Expansion with New Products and Growing Margins

West Seneca, New York, January 21, 2025 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S. based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, is pleased to announce unaudited top-line revenues of approximately $2,900,000 for Q4 2024, marking a significant improvement from $839,000 in Q4 2023. This strong performance pushes Worksport’s year-end revenues to approximately $8,500,000, beating the Company’s previously announced guidance range of $6–8 million for 2024.

Margin Growth and Profitability Outlook

In December 2024 alone, the unaudited margins jumped 166% from Q3, reaching 21.1%. Gross margins in Q4 2024 reflect a significant improvement over Q3 2024, increasing by 55% overall. The Company believes this successful – and continued growth of margins to have a material impact on its outlook and performance. The growth underscored the ongoing success of Worksport’s strategic Made in America initiatives, shifting towards higher-value, branded product lines, and boosting operational efficiencies. By phasing out lower-margin private label offerings and focusing on its Worksport-branded products, the Company expects these enhanced margins to accelerate its path toward sustainable profitability. The Company forecasts further quarterly margin increases, especially towards the second half of the year.

Laying the Groundwork for 2025

Looking ahead, Worksport projects continued revenue growth in 2025, targeting over $20 million in tonneau cover sales. In addition, further growth is expected via:

1.	Strategic Partnerships: The Company expects new alliances to broaden its market reach and reinforce brand recognition.
2.	Upcoming Flagship Products: Worksport plans to release the SOLIS solar tonneau cover and the COR mobile power system in 2025, tapping additional clean-tech markets.
3.	Growing Dealer Network: B2C and B2B sales channels are positioned to expand rapidly, capitalizing on rising consumer demand for innovative automotive accessories. The AL4, shipping in Jan 2025 is expected to drive growth in this front.

Management Commentary

“We are extremely proud of our Q4 2024 performance, which drove our full-year revenues to about $8.5 million—with exceptional margin growth,” said Steven Rossi, Chief Executive Officer of Worksport Ltd. “The remarkable success of our Worksport-branded B2C and B2B sales programs, along with our strategic pivot away from lower-margin private label products – betting on ourselves - underscores our vision for sustainable growth. We believe 2025 will be a defining year, supported by new product releases, continued revenue expansion, and our pursuit of cash flow positivity.”

Building on Momentum

Worksport encourages investors to stay tuned for further updates on:

●	Business Partnerships and Brand Exposure
●	Additional Revenue Growth and Margin Improvements
●	Flagship Product Launches (SOLIS, COR) and Market Reception

With three new products slated for release this year and additional developments in the works, Worksport expects a significant leap in revenue, progress toward profitability, and a stronger foothold in the evolving market for innovative automotive and clean-tech solutions.

Read More Worksport Press Releases: [Link to Worksport Press Releases].

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About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the EV sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy’s website is terravisenergy.com. For more information, please visit investors.worksport.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram (collectively, the “Accounts”), the links of which are links to external third party websites, as well as sign up for the Company’s newsletters at investors.worksport.com. The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company.

Product social media	Investor social media
Instagram	X (formerly Twitter)
Facebook YouTube	LinkedIn Link to Newsletter

Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, SEC filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media.

The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

For additional information, please contact:

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128 W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “scheduled,” “expect,” “future,” “intend,” “plan,” “project,” “envisioned,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.